EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	January 2, 2009
972-578-5000, Ext. 7440

ViewPoint Financial Group Announces
Increased Focus on Full-Service Bank Locations

PLANO, Texas, January 2, 2009 — ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced plans to expand its community banking network by opening more free-standing, full-service community bank offices and transitioning away from limited service grocery store banking centers.

As a result, ViewPoint Bank will close in-store banking centers in Carrollton, Dallas, Garland, Plano and McKinney in March. These cities are currently served by full-service ViewPoint Bank offices. (See full-service location and in-store closings list at the end of this release.) In addition, the Company plans to open three new full-service community bank offices this year in Grapevine, Frisco, and Wylie.

ViewPoint Bank President Gary Base said, “This decision is in keeping with our business plan. We are committed to providing more community-oriented banks that offer our customers all they need under one roof. The closure of these grocery store banking centers will allow us to allocate more resources to these efforts.”

ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County, with more than $1.99 billion in assets. For more information, please visit www.viewpointbank.com.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” “assumes,” “likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from banking services as well as product sales; tangible capital generation; market share; expense levels; another business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Company’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this release and factors set forth under Risk Factors in our Form 10-K. The forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

ViewPoint Bank full-service community bank locations

As of January 2, 2009

Addison — 4560 Beltline Rd at Beltway

Allen
321 E. McDermott at Dogwood
224 S. Custer Rd at McDermott

Carrollton - 1801 Keller Springs at Parkview

Coppell — 687 S. Denton Tap Rd at SH 121

Dallas - 2498 W. Illinois Ave at S. Franklin

Euless — 3040 SH 121 at Glade Rd

Frisco - 3833 Preston Rd at Warren

Garland - 2218 N. Jupiter at Buckingham

McKinney
2500 W. Virginia Pkwy at Randy Lee
231 N. Chestnut at Hunt

Plano
5400 Independence Pkwy at W. Spring Creek
2501 E. Plano Pkwy at Jupiter
5900 W. Park Blvd at Jubilee
1201 W. 15th St at Alma

Richardson
720 E. Arapaho Rd at Bowser
1280 W. Campbell Rd at Mimosa

Full-service locations opening in 2009
Grapevine – 301 S. Park Blvd at Highway 114
Frisco – 2975 Main St at Teel
Wylie – FM 544 at McCreary

In-store banking centers closing March 31, 2009
Carrollton – 4038 Old Denton Rd at Hebron
Dallas – 18212 Preston Rd at Frankford
Dallas – 3630 Forest Ln at Marsh
Dallas – 4349 W. Northwest Hwy at Midway
Garland – 2645 Arapaho Rd at Shiloh
McKinney – 6800 W. Virginia Pkwy at Stonebridge
Plano – 4017 14th St at Los Rios
Plano – 1301 Custer Rd at 15th